UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM  8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 23, 2022

VERTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 Gemini Street Suite 250 Houston, Texas	77058
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	VTNR	NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 23, 2022, Vertex Energy, Inc. (“we”, “us” or the “Company”) held its 2022 Annual Meeting of Stockholders (the “Meeting”). At the Meeting, an aggregate of 35,764,065 shares of voting stock, or 55.1% of our 64,883,794 total outstanding voting shares (including shares of our common stock and Series A Convertible Preferred Stock, which voted together as a single class at the Meeting) as of April 26, 2022, the record date for the Meeting (the “Record Date”), were present at (including via proxy) or were voted at the Meeting, constituting a quorum. The following proposals were voted on at the Meeting (as described in greater detail in the Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on May 2, 2022 (the “Proxy”)), with the results of such voting as set forth below. Capitalized terms have the meanings given to such terms in the Proxy and this Form 8-K should be read in connection with the Proxy.

Proposal 1	For	Withhold	Broker Non-Votes
Election of Directors
Benjamin P. Cowart	27,623,866	229,955	7,910,244
Dan Borgen	25,443,081	2,410,740	7,910,244
David Phillips	25,426,017	2,427,804	7,910,244
Christopher Stratton	25,077,911	2,775,910	7,910,244
Timothy C. Harvey	27,623,648	230,173	7,910,244
James P. Gregory	27,594,312	259,509	7,910,244

Proposal 2	For	Against	Abstain	Broker Non-Votes
Advisory vote to approve named executive officer compensation	27,474,529	83,046	296,246	7,910,244

Proposal 3	1 Year	2 Years	3 Years	Abstain
Advisory vote on the frequency of shareholder votes on named executive compensation	9,320,849	3,526,003	14,771,184	235,785

Proposal 4	For	Against	Abstain	Broker Non-Votes
Ratification of the appointment of Ham, Langston & Brezina, L.L.P., as the company’s independent auditors for the fiscal year ending December 31, 2022	35,451,242	84,640	228,183	-0-

Proposal 5	For	Against	Abstain	Broker Non-Votes
Stockholder proposal regarding simple majority vote	3,892,294	19,172,748	4,788,779	7,910,224

As a result of the above voting, each of six (6) director nominees were duly appointed to the Board of Directors by a plurality of the votes cast (there was no solicitation in opposition to management’s nominees as listed in the proxy statement), each to serve a term of one year and until their respective successors have been elected and qualified, or until their earlier resignation or removal and proposals 2 and 4, which each required the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote, were validly approved by the Company’s stockholders. Additionally, in connection with proposal 3, a plurality of the votes cast were voted to hold future advisory votes on equity compensation every “3 Years” (the “Frequency Vote”). Proposal 5, a stockholder proposal regarding simple majority vote was not approved.

The Board of Directors, in connection with the outcome of the Frequency Vote, and the fact that “3 Years” received the greatest number of votes at the Meeting consistent with the recommendation of the Board of Directors, determined that the Company will hold future shareholder advisory votes on the compensation of the Company’s named executive officers each 3 years until the next required vote on the frequency of shareholder votes on the compensation of the Company’s named executive officers, unless the Board of Directors determines, in its discretion, to hold votes on a different annual frequency. The next advisory vote regarding the frequency of say-on-pay votes is required to occur no later than the annual meeting occurring six years after the Meeting (which will be the Company’s 2028 annual meeting of shareholders).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX ENERGY, INC.

Date: June 23, 2022	By:	/s/ Chris Carlson
Chris Carlson
Chief Financial Officer